Exhibit 99.1

FutureFuel Releases Second Quarter and Six-Month 2018 Results

FutureFuel Second Quarter Net Income of $6.1 Million

Reports Net Income of $6.1 Million or $0.14 per Diluted Share, and Adjusted EBITDA of $11.7 Million

CLAYTON, Mo., August 09, 2018 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2018.

Second Quarter 2018 Financial Highlights (all comparisons are with the second quarter of 2017)

●	Revenues were $88.3 million, up 29.8% from $68.0 million
●	Adjusted EBITDA was $11.7 million, up 461.2% from $2.1 million
●	Net income increased to $6.1 million, or $0.14 per diluted share, from $.8 million, or $0.02 per diluted share.

Six Month 2018 Financial Highlights (all comparisons are with the first half of 2017)

●	Revenues were $144.1 million, up 17.9% from $122.2 million
●	EBITDA was $49.3 million, up 544.1% from $7.6 million
●	Net income increased to $41.9 million, or $0.96 per diluted share, from $4.2 million, or $0.10 per diluted share.

“Our second quarter performance showed continued growth in both the Energy and Agrochemical sectors. Our investment and focus on reliability improvements paid dividends, as we were able to step up and meet our customers’ strong demand. We also enjoyed excellent operational performance in our Biodiesel segment. However, this market continues to be unsettled by regulatory issues with the absence of the Blenders’ Tax Credit and uncertainty over the Small Refinery Exemption eligibility weighing heavily on margins,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2018 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the second quarter of 2018. The remaining quarterly dividends of $0.06 per share will be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three months ended June 30,
			Dollar	%
	2018	2017	Change	Change
Revenues	$88,336	$68,048	$20,288	29.8%
Income from operations	$5,840	$(626)	$6,466	1,032.9%
Net income	$6,051	$834	$5,217	625.5%
Earnings per common share:
Basic	$0.14	$0.02	$0.12	600.0%
Diluted	$0.14	$0.02	$0.12	600.0%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$536	$715	$(179)	(25.0% )
Adjusted EBITDA	$11,667	$2,079	$9,588	461.3%

	Six months ended June 30,
			Dollar	%
	2018	2017	Change	Change
Revenues	$144,083	$122,159	$21,924	17.9%
Income from operations	$40,407	$2,849	$37,558	1,318.3%
Net income	$41,877	$4,230	$37,647	890.0%
Earnings per common share:
Basic	$0.96	$0.10	$0.86	860.0%
Diluted	$0.96	$0.10	$0.86	860.0%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$897	$1,557	$(660)	(42.4% )
Adjusted EBITDA	$49,264	$7,648	$41,616	544.1%

Financial and Business Summary

Consolidated sales revenue in the three and six months ended June 30, 2018 increased $20,288 and $21,924, compared to the three and six months ended June 30, 2017. The three-month period increased $8,111 from higher chemical sales volumes from strong demand in the agrochemical and energy markets; $6,628 from stronger biodiesel sales volumes, and $5,484 from higher biofuel sales prices. The six-month period increased $9,472 from higher chemical sales volumes, $1,428 from higher chemical sales prices primarily from the adoption of ASC 606, and in part from higher prices indexed to raw materials. Also benefiting sales revenue for the six-month period was stronger biodiesel sales volumes of $11,870 which was net of the retroactive reinstatement of the 2017 Blenders’ Tax Credit (BTC) passed into law on February 9, 2018, presented as a price effect.

Gross profit in the three and six months ended June 30, 2018 increased $6,473 and $37,850 compared to the three months and six months ended June 30, 2017. The three-month increase was driven by higher volumes in the agrochemical and energy markets and stronger margins on higher volumes in the biofuel segment. The six-month increase was primarily from the biofuel segment as the result of the BTC which expired on December 31, 2016 and was retroactively reinstated for 2017 (but, not beyond 2017) on February 9, 2018 resulting in the benefit being recognized in 2018. Also benefiting gross profit was increased sales volumes in both the chemicals and biofuels segments.

Gross profit was favorably impacted in the three and six months ended June 30, 2018, as compared to the prior year period, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. The change in this adjustment increased gross profit $943 and $3,150 in the three and six months ended June 30, 2018 as compared to the three and six months ended June 30, 2017. This change in LIFO resulted in a lower of cost or market adjustment of $957 in the three and six months ended June 30, 2017 and no such adjustment was necessary in the three months ended June 30, 2018. Please see Note 3 for additional discussion.

Gross profit was negatively impacted by the change in the unrealized and realized activity in derivative instruments with a loss of $3,109 and $3,271 in the three and six months ended June 30, 2018, as compared to a gain of $524 and $1,803, in the prior year period.

Capital Expenditures

Capital expenditures and intangibles were $1,103 in the first six months of 2018, compared with $1,686 in the same period in 2017. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Six months ended June 30,
	2018	2017
Cash paid for capital expenditures and intangibles	$1,103	$1,686
Cash received as reimbursement of capital expenditures	$(206)	$(129)
Cash paid, net of reimbursement, for capital expenditures	$897	$1,557

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $291,485 as of June 30, 2018, compared with $235,326 as of December 31, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2017 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$199,921	$114,627
Accounts receivable, net of allowances for bad debt of $0 and $0, at June 30, 2018 and December 31, 2017, respectively	22,566	22,138
Inventory	47,521	43,754
Marketable securities	91,564	120,699
Other current assets	5,380	9,140
Total current assets	366,952	310,358
Property, plant and equipment, net	105,098	109,735
Other assets	5,361	5,470
Total noncurrent assets	110,459	115,205
Total Assets	$477,411	$425,563
Liabilities and Stockholders’ Equity
Accounts payable	$35,493	$19,579
Dividends payable	5,250	10,498
Other current liabilities	12,744	5,204
Total current liabilities	53,487	35,281
Deferred revenue – long-term	17,142	16,522
Other noncurrent liabilities	18,289	22,164
Total noncurrent liabilities	35,431	38,686
Total liabilities	88,918	73,967
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,742,677 and 43,741,670, issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	4	4
Accumulated other comprehensive income	145	8,433
Additional paid in capital	282,178	281,964
Retained earnings	106,166	61,195
Total Stockholders’ Equity	388,493	351,596
Total Liabilities and Stockholders’ Equity	$477,411	$425,563

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue	$88,336	$68,048	$144,083	$122,159
Cost of goods sold and distribution	80,065	66,250	98,305	114,231
Gross profit	8,271	1,798	45,778	7,928
Selling, general, and administrative expenses	1,647	1,579	3,405	3,479
Research and development expenses	784	845	1,966	1,600
	2,431	2,424	5,371	5,079
Income/(loss) from operations	5,840	(626)	40,407	2,849
Other income, net	2,214	1,508	(206)	3,026
Income before income taxes	8,054	882	40,201	5,875
Provision/(benefit) for income taxes	2,003	48	(1,676)	1,645
Net income	$6,051	$834	$41,877	$4,230

Earnings per common share
Basic	$0.14	$0.02	$0.96	$0.10
Diluted	$0.14	$0.02	$0.96	$0.10
Weighted average shares outstanding
Basic	43,716,726	43,665,171	43,716,698	43,641,038
Diluted	43,720,942	43,675,688	43,721,568	43,649,400

Comprehensive Income
Net income	$6,051	$834	$41,877	$4,230
Other comprehensive income from unrealized
net gain on available-for-sale securities	55	3,210	(19)	6,096
Income tax effect	(12)	(1,126)	4	(2,137)
Total unrealized gain/(loss), net of tax	43	2,084	(15)	3,959
Comprehensive income	$6,094	$2,918	$41,862	$8,189

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Six months ended June 30,
	2018	2017
Cash flows provided by operating activities
Net income	$41,877	$4,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,512	5,808
Amortization of deferred financing costs	72	72
Benefit for deferred income taxes	(3,885)	(1,763)
Change in fair value of equity securities	6,412	-
Change in fair value of derivative instruments	(1,559)	318
Other than temporary impairment of marketable securities	-	177
Impairment of fixed assets	171	9
Gain on the sale of investments	(2,324)	392
Stock based compensation	214	750
Losses on disposals of fixed assets	37	77
Noncash interest expense	14	13
Changes in operating assets and liabilities:
Accounts receivable	(417)	5,613
Accounts receivable – related parties	(11)	(2,573)
Inventory	(3,767)	15,204
Income tax receivable	3,456	4,262
Prepaid expenses	706	626
Prepaid expenses – related parties	-	(7)
Accrued interest on marketable securities	(82)	(11)
Other assets	39	19
Accounts payable	16,316	(5,150)
Accounts payable – related parties	(402)	525
Accrued expenses and other current liabilities	4,584	1,370
Accrued expenses and other current liabilities – related parties	-	(142)
Deferred revenue	(1,603)	(1,972)
Other noncurrent liabilities	-	112
Net cash provided by operating activities	65,360	27,959
Cash flows from investing activities
Collateralization of derivative instruments	1,237	(34)
Purchase of marketable securities	(10,690)	(19,322)
Proceeds from the sale of marketable securities	35,718	10,268
Proceeds from the sale of fixed assets	20	-
Capital expenditures	(1,103)	(1,686)
Net cash provided by/(used in) investing activities	25,182	(10,774)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	-	(8)
Excess tax benefits associated with stock options and awards	-	(1)
Payment of dividends	(5,248)	(105,438)
Net cash used in financing activities	(5,248)	(105,447)
Net change in cash and cash equivalents	85,294	(88,262)
Cash and cash equivalents at beginning of period	114,627	199,272
Cash and cash equivalents at end of period	$199,921	$111,010

Cash paid for interest	$-	$-
Cash paid for income taxes	$759	$55

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA	$11,667	$2,079	$49,264	$7,648
Depreciation	(2,756)	(2,912)	(5,512)	(5,808)
Non-cash stock-based compensation	(107)	(273)	(214)	(750)
Interest and dividend income	2,153	1,991	4,145	3,714
Non-cash interest expense	(43)	(43)	(86)	(86)
Losses on disposal of property and equipment	(32)	(46)	(37)	(77)
(Losses)/gains on derivative instruments	(3,109)	524	(3,271)	1,803
Gains/(losses) on marketable securities	281	(438)	(4,088)	(569)
Income tax (provision)/benefit	(2,003)	(48)	1,676	(1,645)
Net income	$6,051	$834	$41,877	$4,230

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six months ended June 30,
	2018	2017
Adjusted EBITDA	$49,264	$7,648
Benefit for deferred income taxes	(3,885)	(1,763)
Impairment of fixed assets	171	9
Interest and dividend income	4,145	3,714
Income tax benefit/(expense)	1,676	(1,645)
(Losses)/gains on derivative instruments	(3,271)	1,803
Change in fair value of derivative instruments	(1,559)	318
Changes in operating assets and liabilities, net	18,819	17,876
Other	-	(1)
Net cash provided by operating activities	$65,360	$27,959

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Custom chemicals	$ 27,072	$ 19,644	$ 50,492	$ 41,596
Performance chemicals	4,455	3,707	10,116	8,112
Chemicals revenue	$ 31,527	$ 23,351	$ 60,608	$ 49,708
Biofuels revenue	56,809	44,697	83,475	72,451
Total Revenue	$ 88,336	$ 68,048	$ 144,083	$ 122,159

Segment gross profit
Chemicals	$ 8,016	$ 5,332	$ 15,572	$ 12,341
Biofuels	255	(3,534)	30,206	(4,413)
Total gross profit	8,271	1,798	45,778	7,928
Corporate expenses	(2,431)	(2,424)	(5,371)	(5,079)
Income/(loss) before interest and taxes	5,840	(626)	40,407	2,849
Interest and other income	2,434	1,991	4,145	3,714
Interest and other expense	(220)	(483)	(4,351)	(688)
(Provision)/benefit for income taxes	(2,003)	(48)	1,676	(1,645)
Net income	$ 6,051	$ 834	$ 41,877	$ 4,230

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com